                                                                    EXHIBIT 99.4


                                REVOCABLE PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             WESTERN SIERRA BANCORP

      The undersigned hereby appoints Gary D. Gall and Patrick J. Rusnak, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares of common stock of Western Sierra Bancorp at the Special Meeting of Shareholders to be held on May 30, 2006, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to matters listed below.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1.    To approve the principal terms of the Agreement and Plan of Reorganization        [ ] FOR       [ ] AGAINST     [ ] ABSTAIN
      dated February 7, 2006, by and among Umpqua Holdings Corporation, Western
      Sierra Bancorp, Umpqua Bank, Western Sierra National Bank, Auburn Community
      Bank, Central California Bank and Lake Community Bank, and the accompanying
      Plan of Merger.

2.    To approve an adjournment or postponement of the Special Meeting if               [ ] FOR       [ ] AGAINST     [ ] ABSTAIN
      necessary to solicit additional proxies.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ITEMS 1 AND 2 AND OTHERWISE IN THE DISCRETION OF THE APPOINTED PROXIES.

Signature                   Signature                   Dated             , 2006
         ------------------          ------------------      -------------

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name of the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

                              Two New Ways to Vote
                         Vote by Internet or Telephone
                         24 Hours a Day, 7 Days a Week
                            It's Fast and Convenient
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need for you to mail back your proxy card
     Internet and telephone voting are available through 4PM Eastern Time,
                                  May 29, 2006


               INTERNET                                      TELEPHONE                                       MAIL
   http://www.proxyvoting.com/wsba                         1-888-426-7035
 Use the Internet to vote your proxy.           Use any touch-tone telephone to vote            Mark, sign and date your proxy
  Have your proxy card in hand when             your proxy. Have your proxy card in           card and return it in the enclosed
 you access the website. You will be              hand when you call. You will be                   postage-paid envelope.
    prompted to enter your control             prompted to enter your control number,
  number, located in the box below,              located in the box below, and then
  to create and submit an electronic                follow the directions given.
               ballot.


  If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.